                      Floating Rate Registered Medium-Term Note

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF THIS NOTE IS DESIGNATED BELOW AS "DISCOUNT NOTE," FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE ISSUANCE PRICE (THE "ISSUANCE PRICE") OF THIS NOTE IS ___% OF ITS PRINCIPAL AMOUNT, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS ___% OF ITS PRINCIPAL AMOUNT, THE ORIGINAL ISSUANCE DATE IS ________________, 19___, AND THE YIELD TO MATURITY IS ___%. THE METHOD USED TO DETERMINE THE YIELD IS __________________, AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF __________________, 19___, TO __________________, 19___, IS ___% OF THE
PRINCIPAL AMOUNT OF THIS NOTE. THE ECONOMIC YIELD COULD BE DIFFERENT FROM THE HYPOTHETICAL YIELD TO MATURITY FOR TAX PURPOSES.

REGISTERED                                                            REGISTERED

                          UNION OIL COMPANY OF CALIFORNIA
                Payment of Principal, Interest and Premium, if any,
                          Guaranteed By UNOCAL CORPORATION

                             MEDIUM-TERM NOTE, SERIES C


NO. ___________
                                                                                     Principal Amount:
CUSIP NO. ____________________                    Registered Holder: Cede & Co.      U.S. $___________________________
______________________________________________________________________________________________________________________
Trade Date:                                       Original Issuance Date:            Initial Interest Rate: __________%
Issue Price:                                      Stated Maturity:                   Regular Record Dates:
Selling Agent's Discount or Commission:                                              Interest Payment Dates:
Net Proceeds to Issuer:
______________________________________________________________________________________________________________________
Interest Rate Basis:                              Index Maturity:                    Spread:
  / / Commercial Paper Rate                       / / 1 Month                        +/-
  / / Prime Rate                                  / / 3 Months                       Spread Multiplier:
  / / LIBOR (check Designated                     / / 6 Months                       ____%
           LIBOR Page                             / / 1 Year
      / / LIBOR Reuters                           / / Other
      / / LIBOR Telerate
  / / Treasury Rate
  / / CD Rate                                     / / Indexed (see attached)
  / / CMT Rate
     Designated CMT Telerate Page:                / / Amortizing (see attached)
      / / 7055
      / / 7052 If Page 7052:
          / / Week /  / / Month
    Designated CMT Maturity
      Index: _______ years(s)
  / / Federal Funds Effective
       Rate
  / / Other (see attached)
Interest Determination Dates:
Interest Calculation Dates:
Calculation Agent:

Interest  Payment period                          / / Monthly                        / / Quarterly
                                                  / / Semi-annually                  / / Annually
First Interest Reset Date:
Interest Reset Date:
  / / Daily                                       / / Weekly                         / / Monthly
  / / Quarterly                                   / / Semi-annually during the       / / Annually during the
                                                      months of ____ and ____            month of ________
Maximum Interest Rate:
Minimum Interest Rate:
Redemption:                                                                          Repayment:
  / / This Note cannot be redeemed prior to maturity                                 / / This Note cannot be repaid prior to
                                                                                         maturity
  / / This Note may be redeemed prior to maturity                                    / / This Note may be repaid prior to maturity
          Earliest Redemption Date:                                                      at the option of the holder of the Note
          Redemption Price: _____%
          Annual Redemption Price Reduction: ______%                                 Repayment Date(s):
  Sinking Fund Redemption Dates:                                                     Repayment Price: _____%
  Sinking Fund Amount:
Discount Notes:
  / / Yes  / / No
      Total Amount of OID:
      Yield to Maturity:
      Initial Accrual Period:
Other Provisions:


     UNION OIL COMPANY OF CALIFORNIA, a corporation duly organized and existing under the laws of the State of California (the "Company" which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount specified above (the "Principal Amount") on the Stated Maturity specified above (unless earlier redeemed or repaid) and to pay to the registered holder hereof as hereinafter provided interest on said Principal Amount at the per annum Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issuance Date specified above and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading "Determination of Commercial Paper Rate," "Determination of Prime Rate," "Determination of LIBOR," "Determination of Treasury Rate," "Determination of CD Rate," "Determination of CMT Rate" or "Determination of Federal Funds Effective Rate" depending upon whether the Interest Rate Basis specified above is the Commercial Paper Rate, Prime Rate, LIBOR, Treasury Rate, Certificate of Deposit Rate ("CD Rate"), CMT Rate or Federal Funds Effective Rate, which rate may be adjusted by adding or subtracting the Spread or by multiplying the Spread Multiplier (as such terms are defined below) depending on whether a Spread or Spread Multiplier is designated above, until the principal hereof is paid or duly made available for payment. The "Spread," if any, is the number of basis points designated above, and the "Spread Multiplier," if any, is the percentage designated above. The Company will pay interest monthly, quarterly, semiannually or annually as specified above under "Interest Payment Period," commencing with the first Interest Payment Date specified above next succeeding the Original Issuance Date, thereafter on the Interest Payment Dates specified above and on the Stated Maturity Date; PROVIDED, HOWEVER, that if the Original Issuance Date falls between a Regular Record Date and an Interest Payment Date, the first payment of interest will be made on the Interest Payment Date following the next succeeding Regular Record Date. The "Regular Record Date" shall be 15 calendar days prior to each Interest Payment Date, whether or not such days shall be Business Days. The rate of interest payable on this Note shall be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified on the face hereof (the "Interest Reset Date"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes, in exchange for or transfer of which this Note was issued between the Regular Record Date for payment of such interest and the Interest Payment Date), is registered at the close of business on the Regular Record Date for payment of such interest; PROVIDED, HOWEVER, that interest payable at the Stated Maturity, the date fixed for repayment at the option of the holder pursuant to the third paragraph on the reverse of this Note or the date fixed for redemption pursuant to the Indenture (the "Redemption Date") shall be paid to the person to whom the Principal Amount is paid. Interest shall be calculated on the basis of actual days elapsed and a year of 360 days, except that interest for Treasury Rate Notes and CMT Rate Notes will be calculated on the basis of actual number of days in the year. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Payment of the principal of (and premium, if any) on this Note will be made in immediately available funds at the corporate trust office or agency of Chase Manhattan Bank & Trust Company, National Association (as successor by merger effective as of November 15, 1997 to Chemical Trust Company of California) in the Borough of Manhattan, the City of New York, upon presentation of this Note, and interest hereon shall be paid upon delivery of instructions in advance to facilitate such payment in accordance with normal procedures of the Trustee. Alternatively, such payments shall be made at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. The Company may also appoint additional paying agents. For interest payments on a Note of U.S. $10,000,000 or more in principal amount, the Holder may elect at any time to have payment made in immediately available funds; where the principal of the
Note is less than U.S. $10,000,000, payment will be made in immediately available funds only if agreed to on a case-by-case basis by the Company. Interest payments shall not be made in immediately available funds unless written instructions have been presented Chase Manhattan Bank & Trust Company, National Association (or other paying agent) at least 15 days prior to the relevant Regular Record Date.

     This Note is one of a duly authorized issuance of Medium-Term Notes, Series C, of the Company (the "Notes"), which have been issued under and are governed by the terms of an indenture dated as of February 3, 1995 (the "Indenture") among the Company, Unocal Corporation, a corporation duly organized and existing under the laws of the State of Delaware, as Guarantor (the "Guarantor," which term includes any successor guarantor under the Indenture), and Chase Manhattan Bank & Trust Company, National Association, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), which incorporates the Standard Multiple Series Indenture Provisions, January 1991 of the Issuer and Guarantor dated as of January 2, 1991, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

     The provisions of this Note are continued on the reverse hereof and the provisions thereof set forth shall for all purposes have the same effect as though fully set forth at this place. References herein to "this Note," "hereof," "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified under "Other Provisions" above.

     Unless the certificate of authentication hereon has been executed by or on behalf of Chase Manhattan Bank & Trust Company, National Association, as Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its, or its Authenticating Agent's, authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in its corporate name by the manual or facsimile signature of its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, one of its Vice Presidents, its Treasurer, or one of its Assistant Treasurers and impressed or imprinted with its corporate seal or facsimile thereof, attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

                              UNION OIL COMPANY OF CALIFORNIA

                              By __________________________
                                 Title:  Treasurer

[CORPORATE SEAL]

Attest:

_____________________________

Title:  Secretary

CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

Dated:

                              CHASE MANHATTAN BANK & TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

                              By_______________________________
                              Authorized Signatory

                                  Reverse of Note

                          UNION OIL COMPANY OF CALIFORNIA
                Payment of Principal, Interest and Premium, if any,
                                   Guaranteed by
                                 UNOCAL CORPORATION

                             MEDIUM-TERM NOTE, SERIES C

                              Floating Rate Registered

                      (For Offerings Within the United States)

     This Note is one of a duly authorized issuance of securities of the Company designated as its Medium-Term Notes, Series C (the "Notes"), limited (except as otherwise provided in the Indenture) to an aggregate principal amount of $_____________ subject to a reduction or increase upon the determination of the Company, all issued or to be issued in one or more series under the Indenture among the Company, the Guarantor and the Trustee. The Notes will be issued only in fully registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof, PROVIDED, HOWEVER, that if the Notes are denominated in a Specified Currency other than U.S. dollars such Notes will only be issued in denominations of the equivalent of $1,000 (rounded to an integral multiple of such Specified Currency), or any amount in excess thereof which is an integral multiple equivalent to $1,000 of such Specified Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance; PROVIDED, HOWEVER, in the case of European Currency Units ("ECUs"), the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the date of issuance.

     If payments of interest and principal on this Note are payable in a Specified Currency, and if permitted on the face of this Note, such payment may be made, at the option of the holder of such Note, in U.S. dollars, conversion of the Specified Currency into U.S. dollars shall be based on the highest bid quotation in the City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to the holders of Notes and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the holders of Notes by deductions from such payments.

     Except as otherwise provided herein, if the principal of, premium, if any, or interest on, any Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Company will be entitled to satisfy its obligations to holders of the Notes by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the due date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; PROVIDED HOWEVER, that if such Specified Currency is replaced by the Euro (as described below), the payment of principal of, premium, if any, or interest on any Note denominated in such currency shall be effected in Euro in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars (or, if applicable, Euro) where the required payment is in a Specified Currency other than U.S. dollars shall not constitute an Event of Default.

     Subject to the provisions contained herein, if the Specified Currency on the facing page of this Note shall by the ECU, the value of the ECU shall be equal to the value of the ECU that is from time to time used as the unit of account of the EC .

     With respect to each due date for the payment of principal of, or interest on, the Notes on or after the first business day in Brussels on which the ECU ceases to be used as the unit of account of the EC and has not become a currency in its own right replacing all or some of the currencies of the member states of the EC, the Company shall choose a substitute currency (the "Chosen Currency"), which may be any currency which has, on the last day on which the ECU was used as the unit of account of the EC, a component currency of the ECU or U.S. dollars, in which all payments due on or after that date with respect to the Notes and coupons, if any, shall be made. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of the fourth business day in Brussels prior to the date on which such payment is due.

     On the first business day in Brussels on which the ECU ceases to be used as the unit of account of the EC and has not become a currency in its own right replacing all or some of the currencies of the member states of the EC, the Company shall select a Chosen Currency in which all payments with respect to Notes and coupons, if any, having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of such first business day.

     The equivalent of the ECU in the relevant Chosen Currency as of any date (the "Day of Valuation") shall be determined by, or on behalf of, the Exchange Rate Agent on the following basis. The amounts and components composing the ECU for this purpose (the "Components") shall be the amounts and components that composed the ECU as of the last date on which the ECU was used as the unit of account of the EC. The equivalent of the ECU in the Chosen Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components; and then, in the case of a Chosen Currency other than U.S. dollars, using the rate used for determining the U.S. dollar equivalent of the Components in the Chosen Currency as set forth below, calculating the equivalent in the Chosen Currency of such aggregate amount in U.S. dollars.

     The U.S. dollar equivalent of each of the Components shall be determined by, or on behalf of, the Exchange Rate Agent on the basis of the middle spot delivery quotations prevailing at 2:30 P.M., Brussels time, on the Day of Valuation, as obtained by, or on behalf of, the Exchange Rate Agent from one or more major banks, as selected by the Company, in the country of issue of the component currency in question.

     If for any reason no direct quotations are available for a Component as of a Day of Valuation from any of the banks selected for this purpose, in computing the U.S. dollar equivalent of such Component, the Exchange Rate Agent shall (except as provided below) use the most recent direct quotations for such Component obtained by it or on its behalf, provided that such quotations were prevailing in the country of issue not more than two Business Days before such Day of Valuation. If such most recent quotations were so prevailing in the country of issue not more than two Business Days before such Day of Valuation, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such component currency and for the U.S. dollar prevailing at 2:30 P.M., Brussels time, on such Day of Valuation, as obtained by, or on behalf of, the Exchange Rate Agent from one or more major banks, as selected by the Company, in a country other than the country of issue of such component currency. Notwithstanding the foregoing, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if the Company or such agent judges that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated as provided in the first sentence of this paragraph. Unless otherwise specified by the Company, if there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a nonresident issuer of securities denominated in such currency would purchase such currency in order to make payments in respect of such securities.

     Payments in the Chosen Currency shall be made at the specified office of a paying agent in the country of the Chosen Currency or, if none, or at the option of the holder, at the specified office of any Paying Agent either by a check drawn on, or by transfer to an account maintained by the holder with, a bank in the principal financial center of the country of the Chosen Currency.

     All determinations referred to above made by, or on behalf of, the Company or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons, if any.

     If, pursuant to the Treaty, all or some of the currencies of the member countries of the EC are replaced by the Euro, the payment of principal of, premium, if any, or interest on, the Notes denominated in such currencies shall be effected in Euro in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty.

     Notice of the Chosen Currency so selected shall, where practicable, be published in [_____________].

     This Note may redeemed at the option of the Company as provided below, upon notice given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption as provided in the Indenture, at the redemption price of 100% of the principal amount or such other amount as is set forth above, together with accrued interest to the Redemption Date. The Company shall redeem the principal amount of this Note set forth on the face hereof ("Sinking Fund Amount") on the sinking fund redemption dates set forth on the face hereof ("Sinking Fund Redemption Dates") together with accrued interest to the applicable Sinking Fund Redemption Date. If no Sinking Fund Amount is set forth, the Company shall not have any obligation to redeem this Note before its Stated Maturity. The Company may reduce the Sinking Fund Amount to be redeemed on any Sinking Fund Redemption Date by subtracting 100% of the principal amount (excluding premium) of any Note surrendered to the Trustee for cancellation of which the Company becomes the beneficial owner and has so notified the Trustee on or before the applicable Sinking Fund Redemption Date or that the Company has redeemed or repaid other than pursuant to the second preceding sentence. The Company may so credit the same principal amount of the Note only once. Notice of any redemption pursuant to this paragraph will be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption as provided in the Indenture. In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case of redemption of less than all of the Notes of this series at the time outstanding, the Notes of this series to be redeemed shall be selected by the Trustee in such manner as the Trustee shall deem appropriate and fair, as provided in the Indenture.

     This Note is subject to repayment in whole or in part in any whole multiple of $1,000 (provided that any remaining principal amount of this Note shall be at least $1,000) or the equivalent thereof in any Specified Currency on the Repayment Dates set forth on the face hereof at the option of the holder hereof, at a price (the "Repayment Price") set forth on the face hereof or if no Repayment Price is so set forth, at 100% of the principal amount, in each case together with interest payable to the date of repayment. To be repaid at the option of the holder either (i) this Note with the form entitled "Option to Elect Repayment" at the foot of this Note duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States setting forth the name of the holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" at the foot of this Note, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; PROVIDED, HOWEVER, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day, must be delivered to Company at any office or agency of the Company maintained for the payment of principal and interest, transfer and exchange in the Borough of Manhattan, the City of New York, State of New York (or at such additional addresses of which the Company shall notify the holders of the Notes of this series) not less than 30 nor more than 60 days prior to the date of repayment. Unless otherwise set forth above, effective exercise of the repayment option by the holder of this Note shall be irrevocable. In any case where the Repayment Dates set forth on the face hereof are not a Business Day, then (notwithstanding any other provision of the Indenture or the Notes of this series) payment of the Repayment Price and interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such Repayment Date. If no Repayment Dates are indicated, the Note is not subject to repayment at the option of the holder. The term "Business Day" shall mean (a) with respect to any Note, any day which is not a Saturday or Sunday and which, in the City of New York, is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close, and (b) with respect to LIBOR Notes only, any such day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Banking Day").

     Commencing with the first Interest Reset Date specified on the face hereof following the Original Issuance Date, the Date at which interest on this Note is payable shall be adjusted daily, weekly, monthly, quarterly, semi- annually or annually as shown on the face hereof under "Interest Reset Date"; PROVIDED, HOWEVER, that the interest rate in effect hereon for the 10 days immediately prior to the Maturity hereof shall be that in effect on the 10th day preceding the Maturity hereof. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until such Redemption Date, Repayment Date or the Stated Maturity, as the case may be. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

     The Interest Reset Dates will be, in the case of Notes which reset daily, each Business Day; in the case of Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week (except as set forth in the last sentence of the next succeeding paragraph below); in the case of Notes which reset monthly, the third Wednesday of each month; in the case of Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Notes which reset semi-annually, the third Wednesday of two months of each year, as specified on the face hereof; and in the case of Notes which reset annually, the third Wednesday of one month of each year, as specified on the face hereof; PROVIDED, HOWEVER, that the interest rate in effect from the Original Issuance Date to the first Interest Reset Date with respect to a Note will be the Initial Interest Rate. If any Interest Reset Date for any Note would otherwise be a day that is not a Business Day for such Note, the Interest Reset Date for such Note shall be postponed to the next day that is a Business Day for such Note, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     The Interest Determination Date pertaining to an Interest Reset Date for
(a) a Commercial Paper Rate Note (the "Commercial Paper Rate Interest Determination Date"), (b) a Prime Rate Note (the "Prime Rate Interest Determination Date"), (c) a CD Rate Note (the "CD Rate Interest

Determination Date"), (d) a CMT Rate Note (the "CMT Rate Interest Determination Date"), and (e) a Federal Funds Rate Note (the "Federal Funds Rate Interest Determination Date") will be the second Business Day preceding the Interest Reset Date with respect to such Note. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Banking Day (as defined below) preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Rate Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury Bills would normally be auctioned. Treasury Bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

     Unless otherwise indicated herein interest will be payable, in the case of Notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year; in the case of Notes which reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Notes which reset semi-annually, on the third Wednesday of the two months of each year specified on the face hereof; and in the case of Notes which reset annually, on the third Wednesday of the month specified on the face hereof (each an "Interest Payment Date"), and in each case, at any Redemption Date or Repayment Date and any Stated Maturity. If an Interest Payment Date with respect to any Note would otherwise fall on a day that is not a Business Day (and also a London Banking Day with respect to a LIBOR Note) with respect to such Note, such Interest Payment Date will be the following day that is a Business Day (and also a London Banking Day with respect to a LIBOR Note) with respect to such Note, except that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a Business Day (and also a London Banking Day) with respect to such LIBOR Note.

     Interest payments shall be for the amount of interest accrued to, but excluding, the Interest Payment Date. With respect to this Note, accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of such Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the date of issue, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards if five one hundred-thousandths or more of a percentage point and rounded downwards if less than five one hundred-thousandths of a percentage point, if necessary, to the next higher or lower, as the case may be, one hundred-thousandth of a percentage point (E.G., 9.876546% or .09876546 being rounded to 9.87655% or .0987655, respectively)) for each such day is computed by dividing the interest rate (expressed as a decimal rounded off in the same manner as the interest factor) applicable to such date by 360, in the case of Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, CD Rate Notes, CMT Rate Notes or Federal Funds Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate

Notes. All dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

     Notwithstanding the foregoing, if this Note is designated above as having an Addendum attached, this Note shall bear interest in accordance with the terms described in such Addendum.

     Upon the request of the Holder of any Note, the Calculation Agent will provide the interest rate then in effect, and, if different, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to such Note. Unless otherwise specified on the face hereof, the "Interest Calculation Date," where applicable, pertaining to any Interest Determination Date will be the earlier of (a) the 10th calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day, or (b) the Business Day preceding the applicable Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity, as the case may be.

     DETERMINATION OF COMMERCIAL PAPER RATE. The interest rate payable with respect to this Note shall be calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified on the face hereof. "Commercial Paper Rate" means, with respect to each Commercial Paper Rate Interest Determination Date specified on the face hereof, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof as published by Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper--Nonfinancial." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Interest Calculation Date pertaining to such Commercial Paper Rate Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Commercial Paper Rate Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Interest Calculation Date such rate is not yet published in either H. 15(519) or Composite Quotations, the rate for that Commercial Paper Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean (rounded to the next higher one hundred-thousandth of a percentage point) of the offered rates, as of 11:00 A.M., New York City time, on that Commercial Paper Rate Interest Determination Date, of three leading dealers of commercial paper (which may include one or more of the Agents) in the City of New York selected by the Calculation Agent (after consulting with the Company) for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will remain the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

     "Money Market Yield" means a yield (expressed as a percentage rounded to the next higher one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

     Money Market Yield =         D x 360         x    100
                              ---------------
                               360 - (D x M)

     where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     DETERMINATION OF PRIME RATE. The interest rate payable with respect to this Note shall be calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. "Prime Rate" means, with respect to each Prime Rate Interest Determination Date specified on the face hereof, the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 9:00 A.M., New York City time, on the Interest Calculation Date pertaining to such Prime Rate Interest Determination Date, the Prime Rate for such Prime Rate Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by at least tow of the three major money center banks in the City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in the City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote such rate or rates; PROVIDED, HOWEVER, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting rates as set forth above, the "Prime Rate" in effect for such Interest Reset Period will be the same as the Prime Rate for immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Prime Rate Notes for which such Prime Rate is being determined shall be the Initial Interest
Rate). "Reuters Screen USPRIME1 Page" means the display designated as Page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     DETERMINATION OF LIBOR. The interest rate payable with respect to this Note shall be calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, subject to the minimum numerical interest rate limitations and the maximum interest rate limitation, if any, indicated on the face hereof. "LIBOR" will be determined with respect to each LIBOR Interest Determination Date specified on the face hereof by the Calculation Agent as following:

     (i) As of the LIBOR Interest Determination Date, the Calculation Agent will determine (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency for the period of the Index Maturity, each as designated on the face hereof, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, which appear on the Designated LIBOR Page at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified on the face hereof, the rate for deposits in the Index Currency for the period of the Index Maturity, each as designated on the face hereof, commencing on the second London Banking Day following such LIBOR Interest Determination Date (or, if pounds sterling is the Index Currency, commencing on such LIBOR Interest Determination Date), that appears on the Designated LIBOR Page at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two offered rates appear (if "LIBOR Reuters" is specified on the face hereof and calculation of LIBOR is based on the arithmetic mean of the offered rates), or if no rate appears (if either (x) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate or (y) "LIBOR Telerate" are specified on the face hereof), LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

     (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear (if "LIBOR Reuters" is specified on the face hereof and calculation of LIBOR is based on the arithmetic mean of the offered rates) or no rate appears (if either (x) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate or (y) "LIBOR Telerate" is specified on the face hereof), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotations for deposits in the Index Currency for the period of the specified Index Maturity, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date (or, if pounds sterling is the Index Currency, commencing on such LIBOR Interest Determination Date), to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than $1 million (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative of a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of rates quoted at approximately 11:00 A.M. (or such other time specified on the face hereof), in the applicable principal financial center for the country of the Index Currency on such LIBOR Interest Determination Date, by three major banks in such principal financial center selected by the Calculation Agent (after consultation with the Company) on such LIBOR Interest Determination Date for loans in the Index Currency to leading European banks, for the period of the specified Index Maturity commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date (or, if pounds sterling is the Index Currency, commencing an such LIBOR Interest Determination Date) and in a principal amount of not less than $1 million (or the equivalent in the Index Currency if the Index Currency is not the U.S. dollar) that is representative of a single transaction in such Index Currency in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the LIBOR Notes for which LIBOR is being determined shall be the Initial Interest Rate).

     "Index Currency" means the currency (including composite currencies) on the face hereof as the currency for which LIBOR shall be calculated. If no such currency on the face hereof, the Index Currency shall be U.S. dollars.

     "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated on the face hereof, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page 3750) had been specified.

DETERMINATION OF TREASURY RATE. The interest rate payable with respect to this Note shall be calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, subject to the minimum numerical interest rate limitations and the maximum interest rate limitation, if any, specified on the face hereof. "Treasury Rate" means, with respect to each Treasury Rate Interest Determination Date specified on the face hereof, the rate for the auction held on such date of direct obligations of the United States ("Treasury Bills") having the Index Maturity designated on the face hereof as published in H.15(519) under the heading "Treasury Bills-auction average(investment)" or, if not so published by 9:00 A.M., New York City time, on the Interest Calculation Date pertaining to such Treasury Rate Interest Determination Date, the auction average rate on such Treasury Rate Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 days or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Treasury Rate Interest Calculation Date or if no such auction is held on such Treasury Rate Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) calculated using the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the "Treasury Rate" for such interest Reset Date will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Treasury Rate Notes for which the Treasury Rate is being determine shall be the Initial Interest Rate).

     DETERMINATION OF CERTIFICATE OF DEPOSIT RATE. The interest rate payable with respect to this Note shall be calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. "CD Rate" means, with respect to each CD Rate Interest Determination Date specified on the face hereof, the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not so published by 3:00 P.M., New York City time, on the Interest Calculation Date pertaining to such CD Rate Interest Determination Date, as specified above, the CD Rate will be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Certificates of Deposit." If such rate is neither published in H.15(519) nor in Composite Quotations by 3:00 P.M., New York City time, on such CD Rate Interest Calculation Date, the CD Rate for such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit (which may include one or more of the Agents) in the City of New York selected by the Calculation Agent (after consultation with the Company) for negotiable certificates of deposit of major United States money center banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified indicated hereon in a denomination of U.S. $5,000,000; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will remain the CD Rate in effect on such CD Rate Interest Determination Date.

     DETERMINATION OF CMT RATE. The interest rate payable with respect to this Note shall be calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. "CMT Rate" means, with respect to each CMT Rate Interest Determination Date specified on the face hereof, the rate displayed on the Designated CMT Telerate Page under the caption " . . . Treasury Constant Maturities . . . Federal Reserve

Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the rate for the week, or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Interest Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Interest Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Interest Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point) of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (which may include one or more of the Agents) (each, a "Reference Dealer") in the City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent (after consultation with the Company) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Note") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point) of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in the City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean (rounded to the nearest one hundred - thousandth of a percentage point) of the offer prices obtained and neither the highest nor lowest of such quotes will be eliminated; PROVIDED, HOWEVER, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will remain the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the CMT Rate Note with the shorter remaining term to maturity will be used.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

     DETERMINATION OF FEDERAL FUNDS EFFECTIVE RATE. The interest rate payable with respect to this Note shall be calculated with reference to the Federal Funds Effective Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. "Federal Funds Effective Rate" means, with respect to each Federal Funds Rate Interest Determination Date, the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not so published by 3:00 P.M., New York City time, on the Interest Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, as specified above, the Federal Funds Effective Rate will be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is neither published in H.15(519) nor in Composite Quotations by 3:00 P.M., New York City time, on such Interest Calculation Date, the Federal Funds Effective Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates as of 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date of the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions (which may include one or more of the Agents) in the City of New York selected by the Calculation Agent (after consultation with the Company); PROVIDED, HOWEVER, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Effective Rate will remain the Federal Funds Effective Rate in effect on such Federal Funds Rate Interest Determination Date.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. The Calculation Agent shall calculate the interest rate on this Note in accordance with the foregoing on or before each Interest Calculation Date.

     The Calculation Agent shall, upon the request of the Holder of this Note, provide to such Holder the interest rate hereon then in effect and, if different, the interest rate which shall become effective as of the next Interest Reset Date.

     Interest payments for this Note shall include interest accrued to but excluding the Interest Payment Date; PROVIDED, HOWEVER, that if the Interest Reset Dates with respect to such Note are weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, shall include interest accrued to and including the immediately preceding Regular Record Date. Accrued interest hereon from the Original Issuance Date or from the last date to which interest hereon has been paid, as the case may be, shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issuance Date or from the last date to which interest shall have been paid, as the case may be, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for each such day shall be computed by dividing the interest rate (expressed as a decimal, rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) applicable to such day by 360, in the case of Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, CD Rate Notes, CMT Rate Notes or Federal Funds Rate Notes, or by the actual number of days in the year in the case of the Treasury Rate Notes.

     The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply if $2,500,000 or more has been invested in this Note.

     The Indenture contains provisions permitting the Company and the Guarantor to terminate each of their obligations with respect to certain provisions of the Indenture and as to the payment of the principal of (and premium, if any) and interest on Notes of this series if the Company or the Guarantor shall have deposited or caused to be deposited irrevocably with the Trustee as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes of this series (i) money in an amount (in such currency, currencies or currency unit or units in which any such Notes are payable) or (ii) in the case of such Notes, if any, denominated in U.S. Dollars, direct non-callable and non- redeemable obligations of, or non-callable and non-redeemable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged, or, in the case of such Notes, if any, denominated in a Foreign Currency, foreign government securities which are direct, non-callable and non-redeemable obligations of, or non-callable and non-redeemable obligations guaranteed by the government that issued the currency, for payment of which guarantee or obligation the full faith and credit of such government is pledged, which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment of principal (including any premium) and interest, if any, under such Notes, money in an amount or (iii) a combination of (i) and (ii) sufficient (in the opinion with respect to (ii) and (iii) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) to pay and discharge each installment of principal of (including any premium), and interest, if any, on, such Notes, on the dates such installments of interest or principal are due in the currency, currencies or currency unit or units, in which such Notes are payable; PROVIDED, HOWEVER, that for the purposes of this paragraph, Notes shall include Notes of this series which may be issued upon exercise of warrants; PROVIDED, FURTHER, HOWEVER, that the Company or the Guarantor shall not make or cause to be made the deposit provided by this paragraph unless the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that there will not occur any violation of the Investment Company Act of 1940, as amended, on the part of the Company or the Guarantor, the trust funds representing such deposit or the Trustee as a result of such deposit and the related exercise of the Company's or the Guarantor's option under the Indenture.

     If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of all affected series at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes of such series; PROVIDED, HOWEVER, that no such supplemental indenture may without the consent of the Holder of each Note so affected thereby (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Notes of such series, (b) reduce the principal amount thereof, (c) reduce the rate of interest thereon, or premium payable upon redemption thereof, (d) reduce the principal amount of any Original Issue Discount Note payable upon acceleration of the Maturity thereof, (e) change the place of payment on or with respect to the Note or the currency or currency unit in which any Note or any premium or interest thereon is payable or the obligation to pay additional amounts, if applicable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Note on or after the Stated Maturity or Redemption Date thereof, (g) reduce the percentage in principal amount of Outstanding Notes of such series, the consent of which is required for any supplemental indenture or waiver (of compliance with certain Indenture provisions or certain defaults under the Indenture and their consequences),
(h) change the obligation of the Company to maintain an office or agency in the places and for the purposes required by the Indenture, (i) make any change that would adversely affect the right to convert any convertible Notes. It is also provided in the Indenture that the Holders of a majority in aggregate principal amount of the Notes of such series at the time outstanding may on behalf of the Holders of all of the Notes of such series waive any past default under the Indenture and its consequences, except a default in the payment of the principal of (and premium, if any) or interest on any of the Notes of such series or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of all affected Holders. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange or substitution hereof and upon registration of transfer hereof, whether or not any notation of such consent or waiver is made upon this Note. Holders of Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture.

     Except for recourse against the Guarantor pursuant to the Guarantee, no recourse shall be had for the payment of the principal of (and premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or the Guarantor, or of any respective successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The transfer of this Note is registrable by the registered owner hereof in person or by his attorney duly authorized in writing at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. Subject to the terms of the Indenture upon payment of a service charge for registration of transfer and payment of a sum sufficient to reimburse the Company for any tax or other governmental charge incident to transfer (except the Company will pay for such service charges if the Notes are listed on a stock exchange that requires the Company to pay such charges as a condition to listing), and upon surrender and of this Note upon any such registration of transfer, a new Note or Notes of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange hereof.

     Prior to due presentation of this Note for registration of transfer, the Company, the Guarantor, the Trustee, the Authenticating Agent, if any, and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Note is registered upon the Security Register as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof (and premium, if any) and, subject to the provisions on the face hereof, interest due hereon and for all other purposes, and neither the Company, the Guarantor, the Trustee, the Authenticating Agent, if any, nor any agent of the Company, the Guarantor or the Trustee shall be affected by any notice or knowledge to the contrary.

     As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Notes of this series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; PROVIDED, HOWEVER, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (premium, if any) or interest on this Note on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or provide for the payment of the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     This Note and the Guarantee hereof will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company and the Guarantor, respectively.

     The Indenture, the Guarantee and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                      GUARANTEE

     FOR VALUE RECEIVED, UNOCAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor," which term includes any successor corporation under the Indenture (hereinafter called the "Indenture") referred to in the Note upon which this Guarantee is endorsed), hereby unconditionally guarantees to the Holders from time to time of the Notes (a) the full and prompt payment of the principal of and any premium on any Note when and as the same shall become due and payable, whether at the Stated Maturity thereof, by acceleration, redemption or otherwise and (b) the full and prompt payment of any interest on any Note when and as the same shall become due, according to the terms of such Note and the Indenture. In addition, the Guarantor hereby unconditionally agrees that upon default by the Company in the payment when due of the principal of (and premium, if any) and interest on the Notes (whether at Stated Maturity thereof, acceleration, redemption or otherwise) the Guarantor will forthwith pay the same, without further notice or demand.

     The obligations of the Guarantor hereunder shall be absolute and unconditional and shall remain in full force and effect until the entire principal of and interest and any premium on the Notes shall have been paid or provided for in accordance with the provisions of the Indenture, and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to, or the consent of, the Guarantor:

          (a) the waiver, surrender, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Company under the Indenture or the Notes unless the waiver, surrender, compromise, settlement, release or termination is made specifically applicable to the Guarantor;

          (b) the failure to give notice to the Guarantor of the occurrence of an Event of Default;

          (c) the waiver, compromise or release of the payment, performance or observance by the Company of any or all of its obligations, covenants or agreements contained in the Indenture, unless such waiver, compromise or release is made specifically applicable to the Guarantor;

          (d) the extension of the time for payment of any principal of or interest or any premium on any Note or for any other payment under the Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture;

          (e) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the Notes;

          (f) the taking or the omission of any of the actions referred to in the Indenture and any of the actions under the Notes;

          (g) any failure, omission, delay or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in the Indenture, or any other act or acts on the part of the Trustee or any of the Holders from time to time of the Notes;

          (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantor, or the Company or any of the assets of any of them, or any allegation or contest of the validity of the Guarantee in any such proceeding;

          (i) to the extent permitted by law, the release or discharge by operation of law of the Company from the performance or observance of any obligation, covenant or agreement contained in the Indenture, unless the Guarantor is also so released or discharged by operation of law;

          (j) the default or failure of the Guarantor or the Trustee fully to perform any of its obligations set forth in the Indenture or the Notes; or

          (k) the invalidity of the Indenture or the Notes or any part of any thereof.

     No set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature which the Guarantor has or may have against the Trustee shall be available hereunder to the Guarantor against the Trustee to reduce the payments of the Guarantor under this Guarantee.

     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication on the Note to which this Guarantee is endorsed has been executed by or on behalf of the Trustee, by the manual signature of one of its, or its Authenticating Agent's, authorized signatories, this Guarantee shall not be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

                              Dated:

                              UNOCAL CORPORATION

                              By _______________________________
                                 Title:  Treasurer

[CORPORATE SEAL]

Attest:

________________________
Title:  Secretary

                          OPTION TO ELECT REPAYMENT

     The undersigned hereby requests and irrevocably instructs the Company to repay the within Note on the first Repayment Date set forth on the face hereof occurring not less than 30 nor more than 60 days after the date of receipt of the within Note by the Company at an office or agency of the Company maintained for the payment of principal and interest, transfer and exchange in the City of New York, State of New York (or at such other addresses of which the Company shall notify the registered holders of the Notes of this series).

     (    )    In whole

     (    )    In part equal to $______________________ (must be a whole
               multiple of $1,000 or the equivalent thereof in any Specified
               Currency ; remaining principal amount must be at least $1,000)

at a price equal to the Repayment Price set forth on the face hereof, or if no Repayment Price is so set forth, at 100% of the principal amount, in each case, together with interest accrued to the date of repayment.

 Signature                             Please print or type name and address:
 __________________________            _______________________________________

 Notice:   The signature on this       _______________________________________
           Option to Elect Repayment
           must correspond with the    _______________________________________
           name as written upon the
           face of the within          _______________________________________
           instrument in every
           particular without
           alteration or enlargement
           or any change whatever.

                                      ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

     Please insert Social Security or other identifying number of assignee:

     ____________________________________________

     _______________________________________________________________________
(Name and Address of Assignee, including Zip Code, must be printed or typewritten)

     the within Note, and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________________ Attorney to transfer said Note on the Security Register of the Company, with full power of substitution in the premises.

     Dated:

     _______________________________________________

     NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.